EXHIBIT 10.4

                         DIRECTOR APPOINTMENT AGREEMENT

This   Director   Appointment   Agreement,   (the   "AGREEMENT")   dated  as  of
......................, 2004 by and between Zone4play, inc a company incorporated under  the laws of the state of  Nevada  (the  "COMPANY"),  and  Shlomo  Rothman residing at ............... (The "DIRECTOR").

WHEREAS, the Company wishes to appoint Director, and Director agrees to be appointed by the Company, as a member of the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual undertakings and premises herein contained, the parties hereto hereby agree as follows:

1.    THE APPOINTMENT

The Company hereby appoints Director, and Director hereby agrees to be appointed by the Company, as a member of the Company's Board of Directors (the "BOARD").

In serving as a member of the Board, Director acknowledges and agrees that during the term hereof acting as a member of the Board, Director shall be bound by all applicable laws and regulations and the Company's Articles of Incorporation, By-laws or other governing instruments or contractual commitments of the Company which govern or control in any way Director's rights, powers, duties or responsibilities as a member of the Board.

Director will exercise care and diligence in exercising Director's position as a member of the Board and as a director of the Company. Director shall not take any action which reasonably would or could result in a conflict with, or prejudice to, the interests of the Company.

2.    SCOPE OF SERVICES

Director shall use Director's best efforts during the term of Director's appointment to the extent reasonably expected by his obligations, to the affairs and business of the Company as shall be reasonably necessary in order for him to perform his duties as a director, including participation in all Board meetings, and if so required in committees of the Board.

3.    COMPENSATION

In consideration of the services provided to the Company by Director hereunder, the company shall compensate Director as follows:

3.1 While Director serves as a member of the Board, the Company shall pay Director a director's fee of 7,000 U.S. Dollars (US$) per annum, payable in quarterly installments. In addition, the Company shall pay 750 U.S. Dollars (US$) per board meeting and any applicable V.A.T as required by law.

3.2 It is agreed by Director and the Company that the said fee shall cover all expenses incurred by Director in the discharge of Director's duties under this Agreement. Notwithstanding the foregoing, the Company shall reimburse Director for reasonable travel and other expenses incurred by Director in connection with the performance of Director's duties and responsibilities hereunder, provided that such expenses are approved in advance by the Company and supported with customary receipts and expense reports.



3.3   Stock Option
      Director shall be granted an option under the terms of the Company's option plan to purchase 192,261 shares of common stock of the Company [representing 1% of the issued and outstanding shares of the Company] at par value of $0.001 each, at an exercise price per share of US $1 (the "OPTION"). Director's rights to exercise the Option shall vest in three equal annual installments during a period of three years commencing on the


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      date of this agreement, whereby Director shall have the option to purchase
      1/3 of the shares subject to the Option at the expiration of the first, second and third year respectively from the date hereof, provided that this Agreement is not earlier terminated. In the event of a termination of this Agreement for Cause (as defined below) at any time, the Option, to
      the  extent  not   exercised   shall   terminate   and  be  cancelled  and
      non-exercisable.

3.4 The Company shall issue directors and officers insurance policy in accordance with the customary practices of the Company and the terms customary in its industry and bear all costs related thereto.

3.5 Director acknowledges that Director is not an employee of the Company for any purpose and shall not be entitled to participate in any retirement, health or other benefits which are reserved to employees of the Company. Director acknowledges that Director is responsible for payment of all taxes associated with the fees and director stock options granted hereunder.

4.    CONFIDENTIAL INFORMATION

      4.1 In the course of being a member of the Board, Director may have access to, and become familiar with, "Confidential Information" of the Company (as hereinafter defined). Director shall at all times hereinafter maintain in the strictest confidence all such Confidential Information and shall not divulge any Confidential Information to any person, firm or corporation without the prior written consent of the Company. For purposes hereof, "Confidential Information" shall mean all information in any and all medium which is confidential by its nature, including, without limitation, data, technology, know-how, inventions, discoveries, designs, processes, formulations, models, and/or trade and business secrets relating to any line of business in which the Company is involved. Confidential Information shall also include the Company's marketing and business plans relating to current, planned or nascent products.

      4.2 Director shall not use any Confidential Information for, or in connection with, the development, manufacture or use of any product or for any other purpose whatsoever except as and to the extent provided in this Agreement or in any other subsequent agreement between the parties.

      4.3 Notwithstanding the foregoing, Confidential Information shall not include any information which Director can prove to the Company by appropriate documentation is: (i) in, or enters the public domain otherwise than by reason of a breach hereof by Director; (ii) known by Director at the time of disclosure thereof by the Company; (iii) independently developed by Director without recourse to Confidential Information; or (iv) rightfully transmitted or disclosed to Director by a third party which owes no obligation of confidentiality with respect to such information.

      4.4 All Confidential Information made available to, or received by, Director shall remain the property of the Company, and no license or other rights in or to the Confidential Information is granted hereby. The obligation of Director not to use any Confidential Information disclosed pursuant to this Agreement except as provided in this Agreement shall remain in effect indefinitely, and the Director shall be prohibited from disclosing any such Confidential Information during the term of this Agreement and thereafter.

      4.5 All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by Director or otherwise coming into his possession, and whether classified as Confidential Information or not, shall remain the exclusive property of the Company. Upon termination or expiration of this Agreement, or upon request by the Company, Director shall promptly turn over to the Company all such files, records, reports analyses, documents, and other material of any kind concerning the Company which Director obtained, received or prepared pursuant to this Agreement.

5.    NON-COMPETITION

      Director understands, recognizes and agrees that, during the term of this Agreement and for a period one (1) year from the date of termination of


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      his  appointment  hereunder,  he  shall  not in any  manner,  directly  or indirectly, enter into or engage in any business competitive with the Company's present business.

      6.    TERMS AND TERMINATION

      6.1 Subject to the other provision of the Section 5, this Agreement shall become effective on the date hereof and shall continue in full force and effect until  ........................  unless  previously terminated by either party upon the giving of thirty-day prior written notice to the other party or by the Company pursuant to
            Section 6.2 hereof.

      6.2 The provisions of Section 6.1 hereof to the contrary notwithstanding, the Company shall have the right to terminate this Agreement following the terms of the Company's Articles of incorporation, By-laws or other governing instruments, with or without Cause, by giving Director notice of termination. For purposes hereof "Cause" shall mean the good faith determination by the Company's Board of Directors that Director (a) has breached the specific performance duties assigned to Director in this Agreement which Director has not diligently commenced to cure and completed the cure of within ten days following specific written notice of the breach; (b) has disclosed Confidential Information of or relating to the Company or (c) has breached his fiduciary duties of loyalty to the Company.

      7.    MISCELLANEOUS

      7.1 Any notice under this Agreement shall be in writing and shall be deemed to have been duly given for all purposes (a) seven (7) days mailing be prepaid registered mail; or (b) upon manual delivery, to the respective addresses or faxes set forth above or to such other address of which notice as aforesaid has actually been received.

      7.2 Other than the term and conditions set forth in the Articles of Incorporation, By-laws or other governing instruments of the Company, this Agreement is the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings, agreements and discussions between them, written or oral, with respect to such subject matter.

      7.3 This Agreement shall not be modified or amended except by a written instrument signed by the parties hereto. No Waiver or failure to act with respect to any breach or default hereunder, subsequent breach or default, whether of similar or different nature.

      7.4 This Agreement may not be assigned without the written consent of the other party.

      7.5 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
            Agreement as of the date first written above.


                  By:____________________

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